Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
ONE MANHATTAN WEST
NEW YORK 10001
TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com

February 4, 2022

FTC Solar, Inc.
9020 N Capital of Texas Hwy, Suite I-260,
Austin, Texas 78759

                                          Re:          FTC Solar, Inc.
                                                          Registration Statement on Form S‑1

FIRM/AFFILIATE OFFICES
BOSTON
CHICAGO
HOUSTON
LOS ANGELES
PALO ALTO
WASHINGTON, D.C.
WILMINGTON
BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SEOUL
SHANGHAI
SINGAPORE
TOKYO
TORONTO

Ladies and Gentlemen:

We have acted as special United States counsel to FTC Solar, Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders (the “Selling Stockholders”) of up to an aggregate of 37,277,987 of the Company’s common stock, par value $0.0001 per share (the “Shares”).

We have been advised that the Shares were issued pursuant to (i) the Founder’s Stock Purchase Agreement, dated as of January 9, 2017, by and between the Company and Ahmad Chatila and the Common Stock Purchase Agreement, dated as of September 28, 2018, by and among the Company and the purchasers listed therein, including Mr. Chatila (collectively, the “Chatila Stock Purchase Agreements”), and were subsequently transferred by Mr. Chatila to the ARC Family Trust pursuant to the purchase and sale agreement, dated as of December 31, 2020, by and among Mr. Chatila, the ARC Family Trust u/a dated December 23, 2020, Shaker Sadasivam, as trustee, and The Bryn Mawr Trust Company of Delaware, as administrative trustee (the “Chatila Purchase and Sale Agreement” and together with the Chatila Stock Purchase Agreements, the “Chatila Share Agreements”), (ii) the Common Stock Purchase Agreement, dated as of March 5, 2020, by and between the Company and South Lake One LLC and the Securities Purchase Agreement, dated as of October 19, 2020, by and between Wisteria Holdings LLC and South Lake One LLC (collectively, the “South Lake Stock Purchase Agreements” and together with the Chatila Share Agreements, the “Share Agreements”) and (iii) the Company’s 2017 Stock Incentive Plan, adopted on January 9. 2017, as amended from time to time (the “Plan”). The Shares are issued and outstanding as of the date hereof.

FTC Solar, Inc.
February 4, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-1 of the Company relating to the Shares filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)          an executed copy of a certificate of Jacob Wolf, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(c)          a copy of the Company’s Certificate of Incorporation, as in effect as of the date the Shares were issued, and certified pursuant to the Secretary’s Certificate;

(d)          a copy of the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof, certified by the Secretary of State of the State of Delaware as of February 1, 2022 and certified pursuant to the Secretary’s Certificate;

(e)          a copy of the Company’s Bylaws, as in effect as of the date the Shares were issued, and certified pursuant to the Secretary’s Certificate;

(f)          a copy of the Company’s Amended and Restated Bylaws, as in effect on the date hereof, and certified pursuant to the Secretary’s Certificate;

(g)          copies of certain resolutions of the Board of Directors of the Company relating to the issuance of the Shares and related matters, adopted on January 9, 2017, November 6, 2018, March 2, 2020 and July 21, 2020, certified pursuant to the Secretary’s Certificate;

(h)          copies of certain resolutions of the stockholders of the Company adopted on January 9, 2017 and December 15, 2020, certified pursuant to the Secretary’s Certificate;

(i)          executed copies of the Share Agreements; and

(j)          the Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

FTC Solar, Inc.
February 4, 2022

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

The opinion stated herein is subject to the following qualifications:

(a)          we have assumed that the Share Agreements have not been amended, restated, supplemented or otherwise modified, that the Share Agreements have been duly authorized by all requisite corporate action of the Company, as applicable, and that the Share Agreements, as applicable, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms;

(b)          we have assumed that each award agreement pursuant to which rights to acquire Shares were granted pursuant to the Plan, are consistent with the Plan and have been duly authorized, executed and delivered by the parties thereto;

(c)          we have assumed that the issuance of the Shares did not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the organizational documents listed in clauses (c) through (f) above or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement); and

(d)          in rendering the opinion stated herein, we have also assumed that: (i) an appropriate account statement evidencing the Shares credited to a recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent, (ii) the issuance of the Shares has been properly recorded in the books and records of the Company, and (iii) the Company received the consideration for the Shares set forth in the Plan, the applicable Share Agreement and the applicable board resolutions.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

ALN